UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

Chemomab Therapeutics Ltd.

(Exact name of Registrant as Specified in Its Charter)

State of Israel	001-38807	81-3676773
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Kiryat Atidim, Building 7
Tel Aviv, Israel	6158002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-77-331-0156

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty (20) ordinary shares, no par value per share	CMMB	Nasdaq Capital Market

Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Chief Executive Officer

On September 2, 2021, Chemomab Therapeutics Ltd. (the “Company”) announced the appointment of Dr. Dale Pfost as Chief Executive Officer of the Company. The effectiveness of Dr. Pfost’s appointment is subject to the approval of Dr. Pfost’s compensation terms by the shareholders of the Company. Dr. Pfost will replace Dr. Adi Mor, who will step down from her role as Chief Executive Officer, effective as of the appointment of Dr. Pfost, and who will continue to be employed by the Company as Chief Scientific Officer where she will oversee scientific strategy and R&D operations. Dr. Mor will also continue to serve as a Board member.

In connection with Dr. Pfost’s appointment as Chief Executive Officer, the Company and Dr. Pfost entered into an executive employment agreement that will be subject to shareholder approval, in accordance with the requirements of the Israeli Companies Law, 5759-1999.

In addition to Dr. Pfost’s prospective service as the Chief Executive Officer of the Company, he is also expected to be appointed to the Company’s board of directors.

The biographical information for Dr. Pfost appears below:

Dr. Dale Pfost has 35 years of experience as an entrepreneur, investor and business executive. Since 2019, Dr. Pfost has served as Chief Executive Officer and Chairman of the Board of Lodo Therapeutics Corporation. From 2009 until 2019, Dr. Pfost served in a variety of roles at Microbiome Therapeutics, LLC, a company which he co-founded, including as a board member and Chief Executive Officer from 2009 until 2010 and again from 2016 until 2019. From 2010 until 2019, he served as a General Partner at Advent Life Sciences. From 2013 until 2017, Dr. Pfost served in a variety of roles at Vestagen Protective Technologies, including Chairman, Executive Chairman from 2013 until 2017, and Chief Executive Officer from 2015 until 2016. Prior to that, Dr. Pfost held various executive positions at the following companies: Chief Executive Officer at Receptor Biologix Inc. (from 2008 until 2009), President, Chief Executive Officer and Chairman at Acuity Pharmaceuticals, Inc. (from 2003 until 2007), President, Chief Executive Officer and Chairman at Orchid Biosciences, Inc. (from 1996 until 2002), President, Chief Executive Officer and Managing Director at Oxford Glycosciences Ltd. (from 1988 until 1996) and Director of Robotics and Automated Chemistry Systems at Smithkline Beckman from 1984 until 1988. In addition to the foregoing, Dr. Pfost has served on the board of directors of several companies, including Bioelectronica Corp., AxoSim, Inc., JMB Companies LLC, Aura Bioscience, Louisiana BIO and CN Creative. Dr. Pfost earned his BS from the University of California, Santa Barbara, and a PhD in physics from Brown University.

Other than that which is disclosed herein, there are no arrangements or understandings between Dr. Pfost and any other persons pursuant to which he was appointed to serve as Chief Executive Officer or as a Class III director and there are no family relationships between Dr. Pfost and any director or executive officer of the Company. Dr. Pfost has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

As described in Item 5.02 above, on September 2, 2021, the Company issued a press release announcing the appointment of Dr. Dale Pfost as the Chief Executive Officer of the Company, which appointment is subject to the approval of the shareholders of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Additionally, attached as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated into this Item 7.01 by reference, is an updated corporate presentation of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release issued by Chemomab Therapeutics Ltd. dated September 2, 2021
99.2	Corporate Presentation of Chemomab Therapeutics Ltd. (furnished herewith)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOMAB THERAPEUTICS LTD.

Date: September 2, 2021	By:	/s/ Sigal Fattal
Name: Sigal Fattal
Title: Chief Financial Officer